Exhibit 99.1
Sefina Finance AB — Financial statements 2010
Reg.no 556747-0710

Independent Auditors’ Report
The Board of Directors and shareholders
Sefina Finance AB:
We have audited the accompanying consolidated balance sheet of Sefina Finance AB (the “Company”) and subsidiaries as of December 31, 2010, and the related consolidated statement of comprehensive income, changes in shareholders’ equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2010, and the results of its operations and its cash flows for the year ended December 31, 2010, in conformity with International Financial Reporting Standards (IFRS) as issued by the IASB.
Stockholm, Sweden
February 18, 2011
KPMG AB
/s/ Anders Bäckström
Anders Bäckström
Partner — Authorized Public Accountant

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Consolidated statement of comprehensive income

1 January — 31 December
Amounts in 000’s of SEK	Note	2010
Revenue	2	332 263
Cost of sales		-111 405

Gross profit		220 858

Selling expenses		-91 928
Administrative expenses		-51 418

Results from operating activities	3,4,5,6,20	77 512

Finance income		705
Finance costs		-25 103

Net finance costs	7	-24 398

Profit before tax		53 114

Tax	8	-14 250

Profit for the year		38 864

Other comprehensive income (loss)
Foreign currency translation differences — foreign operations		-11 573

Other comprehensive income (loss) for the year	9	-11 573

Total comprehensive income for the year		27 291

Profit attributable to:
Owners of the Company		38 864

Total comprehensive income attributable to:
Owners of the Company		27 291

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Consolidated statement of financial position

31st of December
Amounts in 000’s of SEK	Note	2010
Assets	18
Intangible assets	10	212 374
Property, plant and equipment	11	20 155
Other long-term receivables	12	281

Total fixed assets		232 809

Inventories	13	17 531
Pawn loans receivables	14,18,19	428 337
Prepaid expenses and accrued income	18	56 860
Other receivables		2 653
Cash and cash equivalents	15,18	27 187

Total current assets		532 568

Total assets		765 378

Equity	16
Share capital		500
Other capital		257 510
Retained earnings		43 683

Equity attributable to owners of the Company		301 693

Total Equity		301 693

Liabilities	18,19,21
Loans and borrowings	17,18,19	387 872
Deferred tax liabilities	8	21 037

Total non-current liabilities		408 908

Loans and borrowings	17,18,19	28 297
Trade payables	18,19	2 768
Income tax liabilities	8	3 776
Other liabilities		5 966
Accrued expenses and deferred income		13 969

Total current liabilities		54 776

Total liabilities		463 685

Total Equity and liabilities		765 378

Information on the Group’s pledged assets and liabilities, see note 22.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Consolidated statement of changes in equity
Equity attributable to owners of the Company

		Other additional
Amounts in 000’s of SEK	Share capital	paid in capital	Translation reserve	Retained earnings	Total equity
Balance at 2010-01-01	500	58 228	7 826	8 567	75 120

Total comprehensive income for the year			-11 573	38 864	27 291
Shareholders ‘contribution		199 282			199 282

Balance at 2010-12-31	500	257 510	-3 748	47 431	301 693

Consolidated statement of cash flows (indirect method)

1 January — 31 December
Amounts in 000’s of SEK	Note	2010
23
Cash flows from operating activities
Profit before tax		53 114
Adjustments for items not affecting cash flow		19 164
Income tax paid		-14 198

Cash flows from operating activities before changes in working capital		58 080

Cash flows from changes in working capital
Increase (-)/Decrease (+) in inventories		-8 736
Increase (-)/Decrease (+) in pledge receivables		-43 972
Increase (-)/Decrease (+) in trade and other receivables		-3 057
Increase (-)/Decrease (-) in trade and other payables		4 252

Net cash from operating activities		6 568

Cash flows from investing activities
Acquisition of tangible assets		-12 641
Proceeds from sale of tangible assets		175

Net cash used in investing activities		-12 466

Cash flows from financing activities
Shareholders ‘contribution		199 282
Borrowings		32 653
Repayment of borrowings		-221 527

Net cash from (used in) financing activities		10 408

Net increase in cash and cash equivalents		4 510
Cash and cash equivalents at 1 January		25 011
Effect of exchange rate fluctuations on cash held		-2 332

Cash and cash equivalents at 31 December		27 187

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Notes to the financial statements
Note 1 Basis of preparation
(a) Statement of compliance
The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRSs) issued by the International Accounting Standards Board (IASB) and interpretations of International Financial Reporting Interpretations Committee (IFRIC).
(b) Basis of measurement
The consolidated financial statements have been prepared on the historical cost basis.
(c) Functional and presentation currency
The parent company’s functional currency is Swedish kronor, which is also the reporting currency of the Parent company and group. This means that the financial statements are presented in Swedish kronor. All amounts, unless otherwise indicated, are rounded to the nearest thousand.
(d) Use of estimates and judgements
The preparation of the consolidated financial statements in conformity with IFRSs requires management to make judgements, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income and expenses. Actual results may differ from these estimates.
Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimates are revised and in any future periods affected.
Information about critical judgements in applying accounting policies that have the most significant effect on the amounts recognised in the consolidated financial statements is included in note 24.
(e) Significant accounting policies
The accounting policies set out below have been applied consistently to all periods presented in these consolidated financial statements.
(f) New standards and interpretations not adopted
A number of new standards, amendments to standards and interpretations are effective for annual periods beginning after 1 January 2010, and have not been applied in preparing these consolidated financial statements. None of these is expected to have a significant effect on the consolidated financial statements of the Group, except for IFRS 9 Financial Instruments, which becomes mandatory for the Group’s 2013 consolidated financial statements and could change the classification and measurement of financial assets. The Group does not plan to adopt this standard early and the extent of the impact has not been determined.
(g)	Classification etc.
Non-current assets and liabilities consist of amounts expected to be recovered or settled more than twelve months from the balance sheet date. Current assets and current liabilities consist of amounts expected to be recovered or settled within twelve months from the balance sheet date.
(h)	Segment reporting
In accordance with the exemption in IFRS Segment reporting information on segment reporting is not given.
(i) Basis of consolidation
Subsidiaries
Subsidiaries are entities over which Sefina Finance AB has the controlling influence. Controlling influence means, directly or indirectly, the right to govern the financial and operating policies so as to obtain financial benefits. In assessing whether controlling influence exists, potential voting rights that can be utilized or converted are considered.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Subsidiaries are accounted for under the purchase method. The method involves that the acquisition of a subsidiary is treated as a transaction in which the group indirectly acquires the assets and take over the liabilities and contingent liabilities. The group’s cost is determined through an acquisition analysis in connection with the acquisition. The analysis determines the cost of the shares or the business, the fair value at the acquisition date of acquired identifiable assets, liabilities and contingent liabilities.
The cost of shares or business is the sum of the fair values at the acquisition date of assets given, liabilities incurred or assumed and equity instruments issued as consideration in exchange for the net assets acquired and transaction costs directly attributable to the acquisition. In acquisitions where the cost exceeds the fair value of assets acquired and assumed liabilities and contingent liabilities reported separately, the difference is recognised as goodwill. A negative difference is recognised directly in profit for the year.
Financial statements of subsidiaries are fully consolidated from the date of acquisition until the date that controlling influence ceases.
Transactions eliminated on consolidation
Intercompany receivables and liabilities, revenues and expenses and unrealized gains or losses arising from intercompany transactions between group companies are eliminated in full in preparing the consolidated financial statements.
(j) Foreign currency
Foreign currency transactions
Transactions in foreign currencies are translated to the respective functional currencies of group entities at exchange rates at the dates of the transactions. Functional currency is the currency of the primary economic environment the company operates. Monetary assets and liabilities denominated in foreign currencies are translated into the functional currency using the exchange rate prevailing on the balance sheet date. Exchange differences arising on translation are recognised in profit for the year. Non-monetary assets and liabilities carried at historical cost are translated at transaction date. Non-monetary assets and liabilities carried at fair value are translated into the functional currency at the rate prevailing at the time of the fair value measurement.
Foreign operations
Assets and liabilities of foreign operations, including goodwill and other surplus and deficit values of subsidiaries, are translated from the foreign operations’ functional currency to the group’s reporting currency, Swedish kronor, to the exchange rate prevailing on the balance sheet date. Revenues and expenses of foreign operations are translated to Swedish kronor at an average rate that approximates the exchange rates in existence at the date of each transaction. Exchange differences arising on translation of foreign operations are recognised in other comprehensive income and accumulated in a separate component of equity, called the translation reserve. On disposal of foreign operations the related cumulative translation differences are realized, in which case they are reclassified from the translation reserve in equity to profit for the year.
(k) Revenues
The Company’s business consists of lending to private customers with collateral in the form of personal property (“pledge”), which is transmitted by the client and stored and cared for by the company. Revenues consist primarily of interest and fees. In the event the customer does not repay the amount lent plus interest and fees, the company owns the right to sell the personal property (“pledge”) at auction. Items not sold to a third party at auction are acquired by the company and can then be sold to a third party either as sales of used objects in own stores or as molten gold.
Income is accrued on a monthly basis over the term of the loan. When the customer does not follow their payments and the company prepares to sell the items at auction accrued interest and fees are derecognised while the principal amount is kept unadjusted in the accounts. After completion of the auction reported sales amounts in excess of principal amount is accounted for as revenue. Amounts in excess of the principal amount including interest and fees, so-called surplus, are allocated to the customer. Amounts less than the principal amount is reported as cost and the customer does not repay the deficiency. Revenues from sales of goods in stores or as molten gold are recognised when the third party sales have taken place.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
(l) Leases
Operating leases
Payments made under operating leases are recognised in profit or loss on a straight-line basis over the term of the lease. Lease incentives received are recognised as an integral part of the total lease expense, over the term of the lease. Variable costs are recognised in the periods they arise.
(m)	Finance income and finance costs
Financial income includes interest income on funds invested.
Interest income and interest expense on financial instruments are recognised using the effective interest method. This does not apply to assets with short maturities.
Financial expenses consist of interest charges on loans.
Exchange gains and losses are reported net.
The effective rate is the rate that exactly discounts estimated future cash payments or receipts during a financial instrument’s expected term of the financial asset or liability’s net worth. The calculation includes all fees paid or received by the contractors who are part of the effective interest rate, transaction costs and all other premiums or discounts.
(n)	Income tax
Income tax expense comprises current and deferred tax. Current tax and deferred tax is recognised in profit or loss except to the extent that it relates to items recognised directly in equity or in other comprehensive income.
Current tax is the expected tax payable or receivable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.
Deferred tax is recognised in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes. Deferred tax is not recognised for:
•	temporary differences on the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss;

•	temporary differences related to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future; and taxable temporary differences arising on the initial recognition of goodwill.
Deferred tax is measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the laws that have been enacted or substantively enacted by the reporting date.
A deferred tax asset is recognised for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilised. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.
Any additional income tax arising on dividends are reported at the same time as the dividend is reported as a liability.
(o) Financial instruments
Financial instruments recognised in the statement of financial position include cash and cash equivalents, pawn loan receivables, trade receivables and receivables from group companies. Liabilities include accounts payable, borrowings and liabilities to group companies.
Recognition and derecognition of financial instruments in the statement of financial position
A financial asset or financial liability is recognised in the statement of financial position when the company is party in accordance with the contractual terms. Loan receivables are included in the statement of financial position when the loan has been paid out to the customer. A liability is recognised when the counterparty has a contractual obligation to pay, even if the invoice has not yet been received. Accounts payable are recorded when an invoice is received.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
A financial asset is removed from the statement of financial position when the rights are realized, expire or the company loses control over them. The same applies to parts of a financial asset. A financial liability is removed from the statement of financial position when the contractual obligation is fulfilled or otherwise discharged. The same applies to parts of a financial liability.
Financial assets and liabilities are offset and the net amount presented in the statement of financial position when, and only when, the group has a legal right to offset the amounts and intends either to settle on a net basis or to realise the asset and settle the liability simultaneously.
Acquisitions and disposals of financial assets are recognised on trade date, which is the date the company commits to purchase or sell the asset.
Classification and valuation
Financial instruments are initially recognised at cost equivalent to the fair value. A financial instrument is classified at initial recognition based on the purpose it was acquired. The classification determines how the financial instrument is measured after initial recognition, as described below.
Cash and cash equivalents consist of cash and immediately available cash balances with banks and similar institutions.
Pawn loan receivables
Pawn loan receivables are financial assets with a maximum maturity of 120 days. Pawn loan receivables are carried at cost, after deductions for bad debts.
Other financial liabilities
Loans and other financial liabilities, such as accounts payable, are included in this category. The liabilities are valued at amortized cost.
The categories in which the group’s financial assets and liabilities are assigned are stated in the note Financial risks and financial policies. The presentation of financial income and expenses are also dealt with under section (m) above.
(p) Property, plant and equipment
Owned assets
Tangible fixed assets are reported at acquisition cost less accumulated depreciation and impairment losses. Cost includes purchase price and costs directly attributable to the asset to put it in place and in condition to be used in accordance with the purpose of the acquisition.
The carrying value of property, plant and equipment is removed from the statement of financial position on disposal or when no future economic benefits are expected from the use. Gains or losses arising on the disposal of an asset is the difference between the asset’s carrying value and sales value, direct selling costs deducted. Gains and losses are reported as other operating income / expense.
Subsequent costs
Subsequent costs are capitalized only if it is probable that future economic benefits associated with the asset will flow to the company and the cost can be measured reliably. All other subsequent costs are recognised in profit or loss in the period they arise.
Depreciation
Depreciation is recognised in profit or loss on a straight-line basis over the estimated useful lives of each component of an item of property, plant and equipment. The estimated useful lives are:
•	equipment 5 years
Depreciation methods, useful lives and residual values are reviewed at each reporting date and adjusted if appropriate.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
(q) Intangible assets
Goodwill
Goodwill that arises upon the acquisition of subsidiaries is included in intangible assets. Goodwill is allocated to cash generating units and tested at least annually for impairment (see accounting policy (s)).
Other intangible assets
Other intangible assets acquired by the group consist of customer relationships and trademarks and are carried at fair value at the date of acquisition less accumulated amortisation (see below) and impairment losses (see accounting policy (s)).
Subsequent costs
Subsequent expenditure on capitalized intangible assets is recorded as an asset in the statement of financial position only when it increases the future economic benefits of the specific asset to which they relate. All other expenditure is recognised in profit or loss as incurred.
Amortisation
Amortisation is recognised in profit or loss on a straight-line basis over the estimated useful lives of intangible assets. Goodwill and trademarks with indefinite useful lives are tested for impairment annually and as soon as there are indications that the asset has lost value. Intangible assets with determinable useful lives are amortized from the date they are made available for use. The estimated useful lives are as follows:
•	Customer relationships 6 years
(r)	Inventories
Inventories are measured at the lower of cost or market, less expected costs to sell. In cases where the customers not repay the loan, the personal property (“pledge”) is sold at auction. In most cases, the group monitors the objects by issuing a minimum bid. The implication is that the group acquires parts of the personal property (“pledge”) and sells them in own stores or as molten gold. The purpose of this is to recycle as much as possible of the group’s claims. Personal property (“pledge”) becomes inventories at the day of acquisition at auctions.
(s)	Impairments
The group’s reported assets are estimated at each balance sheet date to determine whether there is any indication of impairment. IAS 36 is applied for impairment of assets other than financial assets accounted for under IAS 39, inventories and deferred tax assets. For exempt assets as described above the carrying value is assessed under each standard.
Impairment of tangible and intangible assets
If indications of impairment exist, the asset’s recoverable amount (see below) is calculated in accordance with IAS 36. For goodwill and trademarks with indefinite useful life the recoverable amount is also assessed on an annual basis. If it is not possible to establish independent cash flows for an individual asset, and its fair value less sales costs cannot be used, the assets shall in performing an impairment test be grouped at the lowest level where essentially independent cash flows can be established — a so-called cash-generating unit (CGU).
An impairment loss is recognised when an asset or cash-generating unit (group of CGUs) carrying amount exceeds its recoverable amount. An impairment loss is recognised as an expense in profit or loss. Impairment losses recognised in respect of CGUs are allocated first to reduce the carrying amount of any goodwill allocated to the CGU (group of CGUs), and then to reduce the carrying amounts of the other assets in the CGU (group of CGUs) on a pro rata basis.
The recoverable amount of an asset is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Impairment of financial assets
At each reporting date, the company assesses whether there is objective evidence that a financial asset or group of assets is impaired. Objective evidence consists of observable conditions occurring and with a negative impact on the recoverability of cost of a financial investment classified as financial asset available-for-sale.
The recoverable amount of assets in the category loans and receivables, reported at amortized cost, is calculated as the present value of future cash flows discounted at the effective rate prevailing when the asset was initially recognised. Assets with a short duration are not discounted. An impairment loss is recognised as an expense in net income.
Reversal of impairment
An impairment of assets contained in IAS 36 is reversed if there is an indication that the impairment no longer exist and there has been a change in the assumptions underlying the calculation of recoverable amount. Impairment of goodwill is never reversed. A reversal is only made to the extent that the carrying value after reversal does not exceed the carrying amount that would have been recorded, net of depreciation where appropriate, if no impairment loss had occurred.
Impairment losses on loans and receivables carried at amortized cost is reversed if the previous reasons for impairment no longer exist and that full payment from the customer is expected to be obtained.
Credit loss
When a loan falls due and the customer not resolve their loans the pledged asset is sold at auction. To the extent that the purchase price received does not cover the principle amount, the deviation is recognised as credit loss at time of the sale.
(t) Employee benefits
Defined contribution plans
Defined contribution pension plans are classified as a plan where the company’s obligation is limited to the charges the company undertook to pay. In such cases the size of the employee’s pension is related to the contributions paid by the enterprise to the plan, or to an insurance company, and the investment income arising from the contributions. Consequently, it is the employee who bears the actuarial risk (that the payments will be lower than expected) and investment risk (that the invested assets will be insufficient to meet expected benefits). Obligations for contributions to defined contribution pension plans are recognised as an employee benefit expense in profit or loss in the periods during which services are rendered by employees.
Short-term employee benefits
Short-term employee benefit obligations are measured on an undiscounted basis and are expensed as the related service is provided.
A liability is recognised for the amount expected to be paid under short-term cash bonus or profit-sharing plans if the group has a present legal or constructive obligation to pay this amount as a result of past service provided by the employee, and the obligation can be estimated reliably.
(u)	Contingent liabilities
A contingent liability is recognised when there is a possible obligation that arises from past events and whose existence will be confirmed only by one or more uncertain future events, or when there is a commitment that is not recognised as a liability or provision because it is not probable that an outflow of resources will be required.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 2 Distribution of Revenue
Revenue by type of income

Amounts in 000’s of SEK	2010
Net sales:
Sale of goods	119 588
Interest	170 252
Fees	42 422

Total	332 263
Note 3 Employees, personnel costs and remunerations to management
Costs for employee benefits

Amounts in 000’s of SEK	2010
Remuneration and allowances etc.	53 415
Pension expenses, defined contribution plans	6 136
Social security expenses	11 438

Total	70 989
Average number of employees

	2010	Of whom women
Parent company
Sweden	2	50%
Total Parent company	2	50%

Subsidiaries
Sweden	77	60%
Finland	47	51%
Subsidiaries in total	124	57%
Total group	126	56%
Distribution of women and men in company management

2010
Percentage
women
Board members	20%
Other key management personnel	50%
Salaries and other remuneration, pension costs and pension obligations of key management personnel in the group.

Amounts in 000’s of SEK	2010
Number of key management personnel	7
Salaries and other remuneration	7 079
(Of that bonuses etc)	(2 843)
Pensions costs	871
Pension obligations	None

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Severance pays
Severance agreements are with one person (a person) in group management. Maximum salary under this agreement amounts to 2 060 TSEK, excluding social security contributions.
Note 4 Fees and remuneration to auditors

Amounts in 000’s of SEK	2010
KPMG
Audit engagement	601
Other assignments	109
Audit services refer to the examination of the annual report and accounts, the Board of Director’s and the President’s management, other work assignments which are incumbent on the Company’s auditor to conduct, and advising or other support justified by observations in the course of examination or performance of other such work assignments. All else is other services
Note 5 Operating expenses classified by nature of expense

Amounts in 000’s of SEK	2010
Cost of goods sold	111 405
Other operating expenses	51 901
Personnel costs	72 221
Depreciations and amortisations	19 224

Total	254 751
Note 6 Credit losses

Amounts in 000’s of SEK	2010
Credit losses	2 076
When a loan falls due and the customer does not repay the loan, the pledged asset is sold. To the extent that the purchase price received does not cover the principal amount it is recognised as part of credit loss. Credit losses are recognised in selling expenses in the consolidated statement of comprehensive income.
Note 7 Net financial income/expense

Amounts in 000’s of SEK	2010
Interest income on bank balances	62
Exchange gain	643

Finance income	705

Interest expense on financial liabilities measured at amortized cost	-25 103

Finance cost	-25 103

Net financial income/expense	-24 398

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 8 Tax
Included in the statement of comprehensive income

Amounts in 000’s of SEK	2010
Current tax expense (-)/tax income (+)
Tax expense for the period	-16 817

Deferred tax income(+)
Deferred taxes related to temporary differences	2 567

Total tax expense / income	-14 250
Reconciliation of effective tax rate

Amounts in 000’s of SEK	2010 (%)	2010
Profit before taxes		53 114

Income tax using the corporate tax rate for the Parent company	26,30%	-13 969
Effect of different tax rates for foreign subsidiaries	-0,14%	73
Non-deductible expenses	0,30%	-158
Tax-exempt income	0,00%	0
Standard interest on tax allocation reserves	0,37%	-197

Reported tax expense	26,83%	-14 250
Tax attributable to other comprehensive income

		2010
Amounts in 000’s of SEK	Before tax	Tax	After tax
Translation differences on translation of foreign operations	-12 306	732	-11 573

Other comprehensive income	-12 306	732	-11 573
Recognised deferred tax liabilities

Amounts in 000’s of SEK	2010
Customer Relations	9 904
Trademarks	1 267
Other	—
Tax allocation reserve	8 874
Additional depreciation	992

Deferred tax liability	21 037
Change in deferred tax in temporary differences and loss carry-forward

	Balance at	Recognised in	Recognised in other	Balance at
Amounts in 000’s of SEK	1 Jan 2010	Profit for the year	comprehensive income	31 Dec 2010
Customer Relations	14 287	-3 688	-695	9 904
Trademarks	1 303	—	-37	1 267
Other	-447	447	—	0
Tax allocation reserve	8 566	308	—	8 874
Additional depreciation	627	365	—	992

Deferred tax liability	24 336	-2 567	-732	21 037

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 9 Presentation of other comprehensive income and changes in reserves
Translation reserve

Amounts in 000’s of SEK	2010
Opening carrying value 1 Jan	7 826
Current Translation differences	-11 573

Closing carrying value at 31 Dec	-3 748
Translation reserve
The translation reserve comprises all exchange differences arising on translation of financial statements of foreign operations that have prepared their financial statements in a different currency than the group’s presentation currency. The parent company and the group present their financial reports in Swedish kronor. Furthermore, the translation reserve comprises exchange differences arising on translation of debt listed as a hedge of a net investment in foreign operations.
Note 10 Intangible assets
Acquired intangible assets

		2010
Amounts in 000’s of SEK	Rental contracts	Trademark	Customer relations	Goodwill	Total
Accumulated costs
Balance at 1 Jan	150	4 967	87 165	174 492	266 775
Translation differences	—	-141	-4 456	-4 829	-9 425

Balance at 31 Dec	150	4 826	82 709	169 664	257 349

Accumulated amortisations
Balance at 1 Jan	-60	0	-32 585	0	-32 645
Amortisations for the year	-30	—	-14 081	—	-14 111
Translation differences	—	—	1 780	—	1 780

Balance at 31 Dec	-90	0	-44 886	0	-44 976

Carrying amounts
Balance at 1 Jan	90	4 967	54 580	174 492	234 130

Balance at 31 Dec	60	4 826	37 824	169 664	212 374

Amortisation is included in the following lines in the statement of comprehensive income:
Selling expenses	-30	—	—	—	-30
Administrative expenses	—	—	-14 081	—	-14 081

	-30	0	-14 081	0	-14 111
Remaining amortization period of rental contracts is 2 years and the remaining amortization period of customer relationship is between 2.5 and 3 years.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Impairment test

Carrying
amount
Amounts in 000’s of SEK	goodwill
Cash generating unit:
Sefina Svensk Pantbelåning AB	137 488
Helsingin Pantti Oy	32 175

Total	169 663
Impairment tests are based on value in use for each cash generating unit. The following approach has been used in the testing of goodwill for Sefina Svensk Pantbelåning AB and Helsingin Pantti Oy.
•	A discount rate before tax of 11.5% was used, which represents an estimated yield of the existing business.

•	Cash flows are based on a detailed one year plan from the management.

•	The main assumptions of the projected cash flows are, in addition to yield, that the operation margin is maintained and that the assumed growth can be achieved.
Management believes that no reasonable changes in key assumptions will lead to a value in use that is lower than the carrying value.
Note 11 Property, plant and equipment

Amounts in 000’s of SEK	2010
Accumulated cost
Balance at 1 Jan	19 366
Additions	12 575
Disposals	-400
Translations differences	-627

Balance at 31 Dec	30 914

Accumulated depreciation
Balance at 1 Jan	-6 222
Depreciation for the year	-5 112
Disposals	285
Translations differences	290

Balance at 31 Dec	-10 759

Carrying amounts
Balance at 1 Jan	13 144
Balance at 31 Dec	20 155
Note 12 Long-term receivables
Long-term receivables as fixed assets

Amounts in 000’s of SEK	2010
Deposit	220
Other	61

Total group	281
The deposit is a security for a lease on one of the group’s lending office

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 13 Inventories

Amounts in 000’s of SEK	2010
Finished goods and goods for resale	17 531

Total group	17 531
Note 14 Pawn loan receivables

Amounts in 000’s of SEK	2010
Loan receivables	428 337

Total group	428 337
Loan receivables are the group’s accounts receivable and consist of customer borrowed funds secured by personal property (“pledge”).
Note 15 Cash and cash equivalents

Amounts in 000’s of SEK	2010
The following items are included in cash and cash equivalents:
Cash and bank deposits	27 187

Total according to the statement of financial position	27 187
Total as per cash flow statement	27 187
Note 16 Equity
Other capital
Other capital comprises shareholders’ equity that is contributed by the owners. This includes capital contribution and unconditional shareholders’ contribution.
Translation reserve
Translation reserve comprises all exchange differences arising on translation of financial statements of foreign operations that have prepared their financial statements in a different currency than the currency of the consolidated financial statements.
Retained earnings including profit for the year
Retained earnings including profit for the year contains earnings of the parent company and its subsidiaries.
Capital management
The Board’s ambition is to maintain a balance between high returns that can be offered by higher borrowing and the benefits and security that a sound capital structure offers.
The Board has not established any dividend goal or dividend policy. However, before any dividend can be expected the Board intends to increase the Group’s equity to a significant extent.
Neither the parent company nor any of its subsidiaries has any regulatory capital requirements.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 17 Interest-bearing liabilities
This note contains information about the company’s contractual terms regarding interest-bearing liabilities. For more information about its exposure to interest rate risk and the risk of exchange rate changes, see note 19.

Amounts in 000’s of SEK	2010
Long-term liabilities
Bank loan	387 872

Total long-term liabilities	387 872

Short-term liabilities
Check credit	28 297

Total short-term liabilities	28 297

Total interest-bearing liabilities	416 169
Terms and repayment periods
The bank loans are loans to finance working capital. Loan ceiling for the credit in Helsingin Pantti Oy amounted to 17 500 TEUR (157 535 TSEK) of which 16 427 TEUR (147 872 TSEK) has been used. The loan expiring in December 2012 carries an interest rate of one month EURIBOR 365 +1.95% and a limit fee of 0.75%. The credit in Sefina Svensk Pantbelåning AB amounts to 325 000 TSEK of which 251 727 TSEK is utilized. The credit consists of three facilities with two loan of 185 000 TSEK and 55 000 TSEK in total 240 000 TSEK and a credit contract of 85 000 TSEK, all together 325 000 TSEK. The facility of 185 000 TSEK runs contractually until 2013 and the 55 000 TSEK until 2015. The facility carries an interest rate of DBU +1.60% and a limit fee of 0.1% on contracts credit.
Note 18 Valuation of financial assets and liabilities carried at fair value

2010
Carrying
Amounts in 000’s of SEK	Assets	Liabilities	amount	Fair value
Pawn loan receivables	428 337	—	428 337	428 337
Accrued interest income on loan receivables	53 072	—	53 072	53 072
Cash and cash equivalents	27 187	—	27 187	27 187

Total group	508 596	0	508 596	508 596

Interest-bearing liabilities	—	-416 169	-416 169	-416 169
Account payables	—	-2 768	-2 768	-2 768

Total group	0	-418 937	-418 937	-418 937
The following summarizes the methods and assumptions used to determine the fair value of financial instruments reported in the table above.
Interest-bearing liabilities
Fair value of financial liabilities is determined based on future cash flows of principal and interest payments discounted at the current market interest rate at closing. Since all interest-bearing liabilities runs with a floating rate, the book value is equal to fair value.
Pawn loan receivables
Pawn loan receivables is due in no more than four months, therefore the carrying amount is considered equivalent to fair value.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Other receivables, Account payables and other liabilities
Since the payment terms of receivables, payables and other liabilities do not exceed one month, the book value is considered to reflect fair value.
Note 19 Financial risks and financial policy
The group’s activities expose it to various types of financial risks.
Financial risk refers to fluctuations in the company’s profit or loss and cash flow due to changes in exchange rates, interest rates, and refinancing and credit risks. The group’s financial policy for the management of financial risk forms a framework for financial activities. The responsibility for the group’s financial transactions and risks lies within the respective group companies. The overall objective of the finance function is to provide cost-effective financing and to minimize adverse effects on the group’s earnings arising from market risks.
Liquidity risk
Liquidity risk is the risk that the group may experience problems in meeting its obligations associated with financial liabilities. The group’s projections include liquidity plans in the short and medium term. Liquidity planning is used to manage liquidity risk and cost of financing of the group. The goal is that the group can meet its financial commitments in upturns as well as downturns without significant unforeseen costs and without risking the group’s reputation. Liquidity risk is managed within the respective group companies.
The group’s financial liability amounted to 416 169 TSEK and the maturity structure of borrowings is shown in the table below.

2010
Nom. value
Amounts in 000’s of SEK	Currency	original currency	Total	In 1 month	1-3 months	3 months 1 year	1-5 years	5 years and longer
Account payables	SEK	2 514	2 514	2 514	—	—	—	—
Account payables	EUR	28	254	254	—	—	—	—
Bank loan	SEK	240 000	240 000	—	—	—	240 000	—
Bank loan	EUR	16 427	147 872	—	—	—	147 872	—
Check credit	SEK	28 297	28 297	—	—	28 297		—

Total			418 937	2 768	0	28 297	387 872	0
The bank loans relate to financing working capital for Sefina Svensk Pantbelåning and Helsingin Pantti and are posted as credits that are traded on a monthly basis. The limit amount of the credit of Sefina Svensk Pantbelåning is 325 000 TSEK and the Helsingin Pantti 17 500 TEUR.
None of the loans are past due at closing.
Market risk
Market risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risks are classified according to IFRS 7 in three types, currency risk and other price risk. The market risks primarily affecting the Group are interest rate risk and currency risk.
The group aims to manage and control market risks within defined parameters, while optimizing the performance of risk-taking within a given framework. The parameters are defined with a view that market risks in the short term (6-12 months) should only affect the results of operations marginally. In the longer term, however, permanent changes in exchange and interest rates will have an impact on the consolidated profit or loss.
Interest rate risk
Interest rate risk is the risk that the value of financial instruments will fluctuate due to changes in market interest rates. Interest rate risk could lead to changes in fair values and changes in cash flows. A significant factor influencing the interest rate risk is the fixed interest term.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Management of the group’s interest rate exposure is centralized, which means that the central treasury function is responsible for identifying and managing this exposure.
Interest rate profile of financial instruments at the reporting date

Amounts in 000’s of SEK	2010
Floating rate
Financial assets	508 596
Financial liabilities	418 937
All the group’s financial assets consist of loan receivables against collateral in the form of personal property (“pledge”). Maximum maturity of loans is 4 months and average maturity stands at 96 days. All financial assets bear fixed rates.
For Svensk Pantbelåning and Helsingin Panttis operating loans are, however, covenants based on the company’s solvency. These covenants are met by the company.
Sensitivity analysis
A change in interest rates seen over 12 months at 100 basis points would at year-end mean a change in net income and equity in the group with -3 088 TSEK. The sensitivity analysis is based on the assumption that all other factors (e.g. exchange rates) remain unchanged.
Currency risk
The risk that the fair values and cash flows for financial instruments may fluctuate in value when foreign currencies change is called currency risk. The group is exposed to various types of currency risk.
The Swedish entity has an insignificant percentage of payments paid in currencies other than SEK and no incoming payments in another currency. The same is true for the Finnish entity. Also, borrowings in each country run in local currency. Thus, the group has a very low exposure arising from its sale and purchase in foreign currencies.
Foreign exchange risks can, however, be found in the translation of foreign subsidiaries’ assets and liabilities into the parent company’s functional currency, known as translation exposure. As mentioned above, the group is also exposed to currency risk in respect of cash for foreign currency loans (financial exposure). The group’s share of loans in currencies other than Swedish kronor amounts to 35% . This share represents operating loans in Helsingin Pantti raised in Euro, in order to fund claims in Euro.
In accordance with the group’s financial policy, there is no hedging of currency risks.
Translation of foreign subsidiaries rise translation differences. For 2010, the translation differences amounts to -11 573 SEK.
Sensitivity analysis
A 10% strengthening of the Swedish kroner against other currencies at 31 December 2010 would mean a reduction of consolidated shareholders’ equity by 8 738 TSEK. The profit or loss is not affected by the strengthening of the Swedish kroner.
In accordance with the group’s financial policy, there is no hedging of net investments in subsidiaries.
Credit risk
Credit risk in pawn loan receivables/collaterals
The risk that customers do not fulfil their obligations, i.e. that payment is not received from customers, constitute a credit risk. The group has established a credit policy for how the credits should be handled. In assessing the credit amount the personal property (“pledge”) is valued primarily and in the alternative, the borrower. In order to be able to assign the personal property (“pledge”) a value the property has to have a resale value, i.e. can be sold at public auction. A property of high value that is not expected to be sold on the secondary market is not accepted as collateral. The credit policy states that the loans should be carried out so that the loan capital and interest and fees are recovered in case the customer cannot pay for their commitments.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
The group had at the end of 2010 approximately 107 000 loans which on average amounted to approximately 4 000 SEK. Credit losses for group companies Sefina Svensk Pantbelåning and Helsingin Pantti amounted during 2010 to 2 180 TSEK, which in relation to total lending in 2010 of approximately 1 091 000 TSEK represented 0.20% .
The large number of loans, the low value of average loans and the existence of marketable securities means that credit risk is generally low. The primary concern is lending against collateral that is either false, such as watches, or where the borrower is not the rightful owner of the property. Through the organization’s expertise in valuation matters and ability to understand the borrower the risk is minimize.
On closing day, there is no significant concentration of credit exposure. The maximum exposure to credit risk is apparent from the carrying value in the balance sheet of each financial asset.
Note 20 Operating leases
Leases as lessee

Amounts in 000’s of SEK	2010
Non-cancellable lease payments amounts to:
Within 1 year	14 126
1-5 years	15 868
More than 5 years	2 689

Total	32 684
Approximately 94% of the commitments relate to rent. Rental contracts are traditional contracts generally concluded in three years. Rent covers in addition to capital cost also heating and property tax.
Other lease agreements relate to switchboard and phones, cars and office machines.

Amounts in 000’s of SEK	2010
Expensed payments for operating lease agreements:
Minimum lease payments	16 290

Total Group	16 290
Note 21 Pledged assets and contingent liabilities

Amounts in 000’s of SEK	2010
Pledged assets in the form of pledged assets for own liabilities and provisions:
Floating charge	532 046

Total pledged assets	532 046

Contingent liability	None
Floating charge is pledged for the benefit of the group’s lenders.
Note 22 Related parties and subsidiaries
For the group there has been no related party transactions except for transactions with persons in the senior management, see note 3.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Investments in subsidiaries 2010-12-31

Subsidiaries	Subsidiary’s registered office, country	Ownership in %
Sefina Svensk Pantbelåning AB	Stockholm, Sweden	100%
Helsingin Pantti Oy	Helsinki, Finland	100%
Helsingin Huttokauppkamari Oy	Helsinki, Finland	100%
Riate Oy	Helsinki, Finland	100%
Helsingin Huttokauppkamari Oy is owned via Helsingin Pantti Oy.
Note 23 Cash flow
Cash and cash equivalents

Amounts in 000’s of SEK	2010
The following items are included in cash and cash equivalents:
Cash and bank deposits	27 187

Total according to the statement of financial position	27 187
Interest and dividends received

Amounts in 000’s of SEK	2010
Interest received	705
Interest paid	-25 103
Adjustments for items not affecting cash flow

Amounts in 000’s of SEK	2010
Depreciations and amortisations	19 224
Result from sales of tangible assets	-60

19 164
Note 24 Significant estimations and assessments
Preparation of the financial statements and the application of different accounting standards are often based on management’s estimates or assumptions and estimates that are reasonable under the circumstances. These assumptions and estimates are often based on historical experience but also on other factors which may also include expectations of future events. Other assumptions and estimates could result in another effect in the financial statements and the actual outcome will rarely be consistent with the estimates.
The assumptions and estimates that the company believes have the greatest impact on earnings and assets and liabilities are discussed below.
Intangible assets
The group assesses annually whether any impairment loss relating to goodwill exists. Goodwill is allocated to cash generating units.
The recoverable amount of the cash generating units is determined by calculating the value in use. The calculation is based on the group ´s strategic plans, which in turn are based on market assumptions and include expected future cash flows for the existing operations during the next two years. Cash flows further down the line is considered by applying an operating surplus multiple to sustainable cash flow. The multiple is in line with current market multiples for similar activities.
The year’s impairment testing has not shown any need of impairment. See note 10 for additional information.

Sefina Finance AB — Financial statements 2010
Reg. no 556747-0710
Note 25 Information on Parent company
Sefina Finance AB is a Swedish limited company with headquarters in Stockholm. Head office address is St. Göransgatan 66, 112 33 Stockholm, Sweden. The consolidated financial statements for the year 2010 consist of the parent company and its subsidiaries, collectively referred to as group.
Sefina Finance AB is a wholly owned subsidiary of Dollar Financial UK Ltd. with registered office in Nottingham, United Kingdom. Dollar Financial UK Ltd. Is part of a group which Dollar Financial Corp., based in Berwyn, PA, USA, prepares the consolidated financial statements for the largest group in which Sefina Finance AB is a subsidiary.
The consolidated financial statements of the foreign parent company Dollar Financial Corp are available at the company’s website www.dfg.com.